50021807.04

             As filed with the Securities and Exchange Commission on September 11, 1998.
                                                      Registration No. 33-52861


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                 GROSSMAN'S INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                            38-0524830
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                                  90 Hawes Way
                               Stoughton, MA 02072
               (Address of Principal Executive Officers)(Zip Code)

                       1993 Key Employee Stock Option Plan
                            (Full Title of the Plans)

                          The Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                              Wilmington, DE 19801
                                 (302) 658-7581
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

Thomas A. Ford                         Gail J. Gordon, Esq.
President and Chief Executive Officer  Foster Pepper & Shefelman PLLC
90 Hawes Way                           1111 Third Avenue, Suite 3400
Stoughton, MA  02072                   Seattle, Washington  98101




                                EXPLANATORY NOTE

               Grossman's, Inc. ("Grossman's") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on April 7, 1997. Grossman's Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") was confirmed by the Bankruptcy Court for the District of Delaware on December 9, 1997. Under the Plan, the class of securities of Grossman's that was registered under Section 12(g) of the Exchange Act, as amended, and all options and warrants to acquire such securities, were canceled. Accordingly, Grossman's hereby removes from registration any and all shares of its common stock that were registered but not issued under the 1993 Key Employee Stock Option Plan.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stoughton, State of Massachusetts, on the 8th day of September, 1998.

                                 GROSSMAN'S INC.


                             By:  /s/ Thomas A. Ford
                                 --------------------------------------
                                 Thomas A. Ford
                                 Chief Executive Officer and President

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.


/s/ Thomas A. Ford
---------------------------           Dated: September 8, 1998
Thomas A. Ford
Chief Executive Officer, President, Director
(Principal Executive Officer)

/s/ Sharyn Hetu
----------------------------          Dated: July 27, 1998
Sharyn Hetu
Group Controller, Assistant Secretary
(Principal Financial Officer and Principal Accounting
Officer)

/s/ Richard Wendt
-----------------------------         Dated:August 12, 1998
Richard Wendt, Chairman of the Board

/s/ Donald Scheffler
-----------------------------         Dated: August 12, 1998
Donald Scheffler, Director

/s/ Theodore Schnormeier
-----------------------------         Dated: August 18, 1998
Theodore Schnormeier, Director

/s/ Larry Wetter
------------------------------        Dated: August 15, 1998
Larry Wetter, Director

/s/ James V. McTevia
------------------------------        Dated: August 20, 1998
James V. McTevia, Director

/s/ Don Lindstedt
------------------------------        Dated: Agust 27, 1998
Don Lindstedt, Director